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                                  EXHIBIT (32)



                           Section 1350 Certifications

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                           Section 1350 Certifications

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of The Procter & Gamble Company (the "Company") certifies to his knowledge that:

         (1) The Annual Report on Form 10-K of the Company for the year ended June 30, 2003 fully complies with the requirements of
                  Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in that Form 10-K fairly presents, in all material respects, the financial conditions and results of operations of the Company.

A.G. LAFLEY
-----------------------------
(A.G. Lafley)
Chairman of the Board,
President and Chief Executive

September 9, 2003
-----------------------------
Date

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                           Section 1350 Certifications

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of The Procter & Gamble Company (the "Company") certifies to his knowledge that:

         (1) The Annual Report on Form 10-K of the Company for the year ended June 30, 2003 fully complies with the requirements of
                  Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in that Form 10-K fairly presents, in all material respects, the financial conditions and results of operations of the Company.

CLAYTON C. DALEY, JR.
---------------------------
(Clayton C. Daley, Jr.)
Chief Financial Officer

September 9, 2003
---------------------------
Date